    Exhibit 10.2

This AMENDMENT NO. 2, dated as of August 6, 2014 (together with all exhibits and schedules hereto, this “Amendment”), is entered into by MacDermid Holdings, LLC, a Delaware limited liability company (“Holdings”), MacDermid, Incorporated, a Connecticut corporation (“MacDermid”), Platform Specialty Products Corporation (f/k/a Platform Acquisition Holdings Limited), a Delaware corporation (“PSP” and, together with MacDermid, the “Borrowers”), certain subsidiaries of Holdings and PSP party hereto, Barclays Bank PLC (”Barclays”), as collateral agent and administrative agent (in such respective capacities, the “Collateral Agent” and the “Administrative Agent”; collectively, the “Agent”) and as a L/C Issuer and the Lenders party hereto.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement.

RECITALS
A. Reference is hereby made to the Amended and Restated Credit Agreement dated as of October 31, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Borrowers, the Agent, the lending institutions from time to time parties thereto and the other agents and entities party thereto and the Amended and Restated Pledge and Security Agreement, dated as of October 31, 2013, among the Borrowers, the Loan Parties (as defined in the Credit Agreement) party thereto (the Borrowers and such Loan Parties, collectively, the “Reaffirming Parties”) and the Collateral Agent for the benefit of the Secured Parties (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Security Agreement”).

B. Reference is hereby made to the Stock and Asset Purchase Agreement (the “Acquisition Agreement”) dated as of April 16, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof), among PSP and Chemtura Corporation, pursuant to which PSP will acquire the “Chemtura AgroSolutions” business, including substantially all of the Equity Interests of the entities listed on Schedule A thereto (together with the “Chemtura AgroSolutions” business, the “Acquired Business”), in each case on the terms and conditions set forth in the Acquisition Agreement (the “Acquisition”).

C. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers, including the Term Loans, the Revolving Credit Loans and Revolving Credit Commitments (each as defined in the Credit Agreement).

D. On the Amendment No. 2 Funding Date (as defined below), (A) the Borrowers shall (i) borrow new term loans in an aggregate principal amount of $130,000,000 (the “New USD Term Facility” and such loans, the “New USD Term Loans”) from the parties to this Amendment designated as a “New USD Term Loan Lender” on such party’s signature page hereto (each, a “USD Term Loan Lender”) through an increase in the Tranche B Term Loan Facility and each USD Term Loan Lender agrees to fund the amount set forth under “Tranche B Term Loan Commitment” on its signature page hereto on the Amendment No. 2 Funding Date, (ii) increase the size of the Dollar Revolving Credit Facility by an aggregate principal amount of $62,500,000 (for a total aggregate Dollar Revolving Credit Facility on the Amendment No. 2 Funding Date of $87,500,000) (the “New Dollar Revolving Credit Facility”) from the parties to this Amendment designated as a “New Dollar Revolving Credit Lender” (each, a “New Dollar Revolving Credit Lender”) on such party’s signature page hereto and (iii) increase the size of the Multicurrency Revolving Credit Facility by an aggregate principal amount of $62,500,000 (for a total aggregate Multicurrency Revolving Credit Facility on the Amendment No. 2 Funding Date of $87,500,000) (the “New Multicurrency Revolving Credit Facility”) from the parties to this Amendment designated as a “New Multicurrency Revolving Credit Lender” (each, a “New Multicurrency Revolving Credit Lender”) on such party’s signature page hereto and (B) MacDermid Agricultural Solutions Holdings B.V., a newly formed indirect Restricted Subsidiary of PSP organized under the laws of the

Netherlands (the “BV Borrower”) and Netherlands Agricultural Investment Partners, LLC, a Delaware limited liability company (the “US Co-Borrower”) shall borrow term loans denominated in Euros in an aggregate amount of €205,000,000 (the “New Euro Term Facility” and such loans, the “New Euro Term Loans”) from the parties to this Amendment designated as a “Euro Term Loan Lender” on such party’s signature page hereto (each, a “Euro Term Loan Lender”) through the establishment of a new tranche of Term Loans, in each case, in accordance with the terms hereof and each Euro Term Loan Lender agrees to fund the amount set forth under “Euro Tranche Term Loan Commitment” on its signature page hereto on the Amendment No. 2 Funding Date.

E. The Borrowers, the other Loan Parties (as defined in the Credit Agreement) party hereto, the L/C Issuer and the Lenders party hereto have agreed to (i) amend the Credit Agreement in the form of the Second Amended and Restated Credit Agreement attached hereto as Exhibit A (including all schedules and exhibits thereto, the “Amended and Restated Credit Agreement”) and to amend the Security Agreement, as provided in Section 1 below, in each case, on the Amendment No. 2 Effective Date (as defined below) and (ii) further amend the Amended and Restated Credit Agreement on the Amendment No. 2 Funding Date as provided in Section 2;

F. Each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement, the amendments to the Security Agreement set forth in Section 1 and the amendments to the Amended and Restated Credit Agreement set forth in Section 2 becoming effective and the consummation of the transactions contemplated thereby and desires to reaffirm its obligations pursuant to the Collateral Documents to which it is a party.

NOW THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendment and Restatement of Credit Agreement and Amendments to the Security Agreement as of the Amendment No. 2 Effective Date. The Borrowers, the Loan Parties, the Administrative Agent, the L/C Issuer, the Lenders party hereto and the other parties party hereto each agree that on the Amendment No. 2 Effective Date:

(a) (1) the Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement on the Amendment No. 2 Effective Date and any term or provision of the Credit Agreement which is different from that set forth in the Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Credit Agreement and (2) the Administrative Agent and the Collateral Agent are directed to date and execute the Amended and Restated Credit Agreement for and on behalf of the Lenders;

(b) Exhibits A, B, C, I, J-1, J-2, J-3, K and L to the Credit Agreement are hereby amended and restated in their entirety in the form attached hereto as Exhibit C.

(c) The Credit Agreement is hereby amended by adding new Schedule 1.01(e) in the form attached hereto as Exhibit F.

(d) Section 1.01(b) of the Security Agreement is hereby amended by the adding the following defined term in alphabetical order:

““Excluded Account” shall mean any Deposit Account maintained solely for payroll, pension, employee benefits or other trust purposes.”

““Immaterial Intellectual Property” means Intellectual Property owned by or licensed to a Grantor which is registered, issued or applied for  and that, together with all other Immaterial Intellectual Property of the Grantors, does not support or relate to services or products contributing at least 3% of worldwide sales of the Borrowers and their respective Subsidiaries.”

(e) Section 1.01(b) of the Security Agreement is hereby amended by (i) deleting the word “and” at the end of clause (iii) in the definition of “Excluded Assets”, (ii) deleting the period at the end thereof and (iii) adding the following words at the end thereof “; and (v) any Excluded Account”.

(f) Section 2(a) of the Security Agreement is hereby amended by amending and restating the proviso at the end thereof in its entirety as follows:

“provided that, notwithstanding any other provision set forth in this Section 2, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, (i) an Excluded Asset and (ii) if such Grantor is granting security for the Obligations incurred by a US Borrower or Domestic Subsidiary (x) the outstanding capital stock, limited liability interests, partnership interests or other equity interests of a First-Tier Foreign Subsidiary or Excluded Domestic Subsidiary in excess of 65% of the voting power of all classes of capital stock, limited liability interests, partnership interests or other equity interests of such First-Tier Foreign Subsidiary or Excluded Domestic Subsidiary entitled to vote, or (y) any outstanding capital stock, limited liability interests, partnership interests or other equity interests of a Foreign Subsidiary that is not a First-Tier Foreign Subsidiary (any equity interests described in clause (ii), the “Excluded Equity Interests”)”.

(g) Section 3.04(a) of the Security Agreement is hereby amended and restated in its entirety as follows:

“(a) None of the Inventory or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman other than (i) Inventory or Equipment in the possession of one bailee or warehouseman and having a value not to exceed $1,000,000 in the aggregate, (ii) located at locations subject to a lien waiver, (iii) at locations where a bailee or warehouseman would not have a lien on such assets in the jurisdiction where located or (iv) are not required to be perfected against pursuant to the Agreed Security Principles.”

(h) Section 3.08(g) of the Security Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(g) Except as set forth in Schedule 3.08(g) (as such schedule may be amended or supplemented from time to time), such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Owned Intellectual Property (other than Immaterial Intellectual Property) in full force and effect except for any such items of Owned Intellectual Property (other than Immaterial Intellectual Property) that such Grantor in its reasonable business judgment determines have no commercial value to the business of such Grantor.”

(i) Section 4.02(a) of the Security Agreement is hereby amended by deleting the words “in excess of $500,000 individually” and replacing it with “in excess of $500,000 individually and $1,000,000 in the aggregate”.

(j) Section 4.02(d) of the Security Agreement is hereby amended by (i) replacing the words “with values in excess of $250,000 in each individual account, or $1,000,000 in the aggregate,” with the words “with values in excess of $1,000,000 in each individual account, or $2,500,000 in the aggregate,”.

(k) Section 4.10(a) of the Security Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(a)  Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark included in the Owned Intellectual Property in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless Grantor makes a good faith business decision to discontinue such line, change the name of such goods or services, or such abandonment is permitted by Section 4.10(i), (ii) take commercially reasonable steps to maintain the quality of products and services offered under any of its Trademarks and take all commercially reasonable steps to ensure that all its licensed users of such Trademarks maintain such quality, except to the extent it abandons or is in the process of discontinuing such product or service in the ordinary course of business; (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of a Trademark owned by such Grantor (which is not Immaterial Intellectual Property) unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark (if not Immaterial Intellectual Property) pursuant to this Agreement and the Trademark Security Agreement, and (iv) take commercially reasonable actions to not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby a Trademark owned by such Grantor may become invalidated or impaired in any way, but subject to Grantor’s rights to discontinue or abandon its rights under Section 4.10(i).”

(l)  Section 4.10(e) of the Security Agreement is hereby amended by (i) adding the words “take commercially reasonable steps” after the words “Such Grantor shall” and (ii) adding the word “commercially” after the words “and shall take”.

(m) Section 4.10(k) of the Security Agreement is hereby amended by adding the following language after the words “Exhibit B, as applicable”:

“; provided that, in the event of any Intellectual Property covered by such Copyright Security Agreement, Patent Security Agreement and/or Trademark Security Agreement (i) shall be deemed invalidated or rejected by the applicable Governmental Authority or (ii) shall have an incomplete chain of title or other title defect, then the applicable Grantor shall not be required to take any remedial steps with respect thereto so long as such Intellectual Property is Immaterial Intellectual Property; provided further that, the applicable Grantor shall not be required to take any perfection actions with respect to Immaterial Intellectual Property to the extent that, in the reasonable judgment of the Administrative Agent, the costs of perfecting such Immaterial Intellectual Property is excessive in relation to the benefit to the Secured Parties”

(n) The Security Agreement is hereby amended by adding the following new Section 7.19 as follows:

“Section 7.19    Agreed Security Principles. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement and the exercise of certain rights or remedies by the Collateral Agent hereunder are subject to the provisions of the Agreed Security Principles and no covenant or agreement herein shall be deemed breached or violated by a Grantor to the extent that they conflict with the Agreed Security Principles.”

SECTION 2. Amendment of the Amended and Restated Credit Agreement as of the Amendment No. 2 Funding Date.

(a) The preamble of the Amended and Restated Credit Agreement is hereby amended by adding the words, “and with DEUTSCHE BANK SECURITIES INC. and UBS SECURITIES LLC, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) at the end of that paragraph.

(b) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” in its entirety as follows:

“Applicable Rate” means (a) with respect to any Tranche B Term Loan or Revolving Loan that is (i) a Eurocurrency Rate Loan, 3.00% per annum and (ii) a Base Rate Loan, 2.00% per annum; provided that, on and after the Adjustment Date, the Applicable Rate with respect to any Tranche B Term Loan will be determined pursuant to the Applicable Pricing Grid, (b) with respect to the Letter of Credit Fees, 3.00% per annum, (c) with respect to the Commitment Fee, 0.50% per annum and (d) with respect to Euro Tranche Term Loan, that is a Eurocurrency Rate Loan, 3.25% per annum; provided that, on and after the Adjustment Date, the Applicable Rate with respect to any Euro Tranche Term Loan will be determined pursuant to the Euro Tranche Term Loan Applicable Pricing Grid.

(c) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Dollar Revolving Credit Commitment” in its entirety as follows:

 “Dollar Revolving Credit Commitment” means, as to each Dollar Revolving Lender, (i) its obligation to (a) make Dollar Revolving Credit Loans to the Revolving Credit Borrowers pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Dollar Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, (ii) any commitment by such Lender that is included as part of an Incremental Revolving Facility and (iii) any commitment by such Lender that is included pursuant to Amendment No. 2, as such amount may be adjusted from time to time in accordance with this Agreement.

(d) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating clause (vii) of the definition of “Consolidated EBITDA” in its entirety as follows:

“(vii) transaction fees and expenses in connection with the Transactions, the Platform Acquisition and the Chemtura Acquisition for such period,”

(e) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by (i) adding the words “(i)” before the words “The MacDermid Profit Sharing and Employee Stock Ownership Plan” in the last paragraph of the definition of “Indebtedness” and (ii) adding the words “or (ii) the obligations set forth under Schedule 1.01(h) reflected in Amendment No. 2 upon the Amendment No. 2 Funding Date” before the period at the end of the definition of “Indebtedness”.

(f) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Multicurrency Revolving Credit Commitment” in its entirety as follows:

(g) “Multicurrency Revolving Credit Commitment” means, as to each Multicurrency Revolving Lender, (i) its obligation to make Multicurrency Revolving Credit Loans to the Revolving Credit Borrowers pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Multicurrency Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, (ii) any commitment by such Lender that is included as part of an Incremental Revolving Facility and (iii) any commitment by such Lender that is included pursuant to Amendment No. 2, as such amount may be adjusted from time to time in accordance with this Agreement.

(h) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by (i) replacing the words “(x) $150,000,000 and (y) 100% of Consolidated EBITDA” in the definition of “Permitted Acquisition” with the words “(x) $300,000,000 and (y) 100% of Consolidated EBITDA”, (ii) adding the word “(A)” before the words “means the acquisition by any Borrower” in the definition of “Permitted Acquisition”, (iii) adding the following words before the period at the end of the definition of “Permitted Acquisition” “and (B) the Chemtura Acquisition”, (iv) adding the words “(other than in connection with the Chemtura Acquisition)” after the words “for any such purchase or other acquisition of an entity” in clause (B) of the definition of “Permitted Acquisition” and (v) adding the words “(other than in connection with the Chemtura Acquisition)” after the words “for all other purchases and other acquisitions made by the Borrowers and the other Restricted Subsidiaries” in clause (B) of the definition of “Permitted Acquisition”.

(i) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by (i) replacing the words “the greater of (x) $50,000,000 and (y) 33% of Consolidated EBITDA” with the words “the greater of (x) $100,000,000 and (y) 33% of Consolidated EBITDA” in clause (b) of the definition of “Permitted Investments” and (ii) amending and restating clause (k) of the definition of “Permitted Investments” in its entirety as follows: “(k) other Investments in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 33% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding.”

(j) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by adding the words “the Co-Documentation Agents;” after the words “the Syndication Agent;” in the definition of “Secured Parties”.

(k) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Tranche B Term Loan Commitment” in its entirety as follows:

“Tranche B Term Loan Commitment” means, as to each Tranche B Term Loan Lender, its obligation to make Tranche B Term Loans to any Term Loan Borrower (i) pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B Term Loan Commitment”, (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, (iii) pursuant to Amendment No. 2 in an aggregate principal amount at any one time outstanding not to exceed the amount on such Lender’s signature page thereto under the caption “Tranche B Term Loan Commitment” and (iv) pursuant to Section 2.14 in an aggregate principal amount at any one time outstanding not to exceed the amount agreed to by such Lender in compliance with Section 2.14, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Tranche B Term Loan Commitments on the Closing Date is $755,000,000.

(l) Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

“Amendment No. 2 Funding Date” shall have the meaning assigned to such term in Amendment No. 2.

“Chemtura Acquisition” shall mean the Acquisition by PSP of the “Chemtura AgroSolutions” business (including substantially all of the Equity Interests of the entities listed on Schedule A to the Chemtura Acquisition Agreement) pursuant to and in accordance with that certain Stock and Asset Purchase Agreement dated as of April 16, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof), between PSP and Chemtura Corporation.

“Co-Documentation Agents” has the meaning specified in the preamble hereto.

“Dutch Insolvency Event” means any bankruptcy (faillissement), suspension of payments ((voorlopige) surseance van betaling), administration (onderbewindstelling), dissolution (ontbinding), the Borrower or Shareholder having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).

“Euro Tranche Maturity Date” means June 7, 2020.

“Euro Tranche Repayment Date” has the meaning specified to such term in Section 2.07(a).

“Euro Tranche Term Loan Applicable Pricing Grid”:  the table set forth below:

First Lien Net Leverage Ratio	Applicable Rate for Eurocurrency Rate Loans
Less than 3.25 to 1.00	3.00%
Greater than or equal to 3.25 to 1.00	3.25%

For the purposes of the Euro Tranche Term Loan Applicable Pricing Grid, changes in the Applicable Rate resulting from changes in the First Lien Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 7.01 and shall remain in effect until the next change to be effected pursuant to this paragraph; provided, that, in no event shall the Applicable Rate for Eurocurrency Rate Loans be less than 3.25%, prior to September 30, 2014; provided, further, that in no event shall the Applicable Rate for Eurocurrency Rate Loans be less than 3.25%, unless, at the time the First Lien Net

Leverage Ratio is calculated in accordance with this paragraph, the Total Net Leverage Ratio is less than 5.75 to 1.00.  If any financial statements referred to above are not delivered within the time periods specified in Section 7.01, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Euro Tranche Term Loan Applicable Pricing Grid shall apply.  In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Euro Tranche Term Loan Applicable Pricing Grid shall apply.

 “Euro Tranche Term Loan Borrowers” shall mean each of MacDermid Agricultural Solutions Holdings B.V., a company organized under the laws of the Netherlands and NAIP.

 “Euro Tranche Term Loan Commitment” means, as to each Euro Tranche Term Loan Lender, its obligation to make Euro Tranche Term Loans to any Euro Tranche Term Loan Borrower (i) pursuant to Amendment No. 2 on the Amendment No. 2 Funding Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on their signature page thereto under the caption “Euro Tranche Term Loan Commitment”, (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto and (iii) pursuant to Section 2.14 in an aggregate principal amount at any one time outstanding not to exceed the amount agreed to by such Lender in compliance with Section 2.14, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Euro Tranche Term Loan Commitments on the Amendment No. 2 Funding Date is €205,000,000.

“Euro Tranche Term Loan Facility” means the Euro Tranche Term Loan Commitments and the Euro Tranche Term Loans made thereunder.

“Euro Tranche Term Loan Lender” means, at any time, any Lender that has a Euro Tranche Term Loan Commitment or an outstanding Euro Tranche Term Loan at such time.

“Euro Tranche Term Loans” shall mean the term loans made by each Euro Tranche Term Loan Lender on the Amendment No. 2 Funding Date.

“French Guarantor” means a Guarantor with its jurisdiction of organization or formation under the laws of France.

“Maximum Guaranteed Amount” has the meaning specified in Section 4.08(b).

“New Term Loan Facility” shall have the meaning assigned to such term in Section 2.14(a) and shall include the Euro Tranche Term Loan Facility.

 “Parallel Debt” means any amount which a Parallel Debt Loan Party owes to the Collateral Agent under Section 11.25.

“Parallel Debt Loan Party” means a Loan Party that is a party to this Agreement.

“Receiver” has the meaning specified in Section 11.26(b).

“Recipient” has the meaning specified in Section 11.26(a).

“Relevant Party” has the meaning specified in Section 11.26(b).

“Supplier” has the meaning specified in Section 11.26(b).

“VAT” shall mean value added tax imposed in accordance with the Wet op de omzetbelasting 1968 (Value Added Tax Act 1968) and/or the European Union Directive 2006/112 or any tax of a similar nature (whether in the Netherlands or otherwise).

(m) Section 2.05(a)(iv) of the Amended and Restated Credit Agreement is hereby amended by amending and restating such section as follows:

“In the event that, on or prior to six months after the Amendment No. 2 Funding Date, any Borrower (x) prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iv) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.  As a condition to effectiveness of any assignment pursuant to the parenthetical set forth in the first sentence of Section 11.15 in respect of any amendment of this Agreement effective on or prior to six months after the Amendment No. 2 Funding Date resulting in a Repricing Transaction, the Borrowers shall pay to the applicable non-consenting Lender a premium equal to the premium that would apply if such Lender’s Term Loans being assigned were being prepaid and subject to the premium set forth in the immediately preceding sentence.”

(n) Section 2.05(b)(v) of the Amended and Restated Credit Agreement is hereby amended by amending and restating such section as follows:

“(v) No later than the earlier of (i)(x) June 30, 2015, in the case of the fiscal year ending December 31, 2014 and (ii) for each fiscal year thereafter, (x) 90 days after the end of each fiscal year of PSP, and (y) the date on which the financial statements with respect to such period are delivered pursuant to Section 7.01(a), the Borrowers shall prepay outstanding Loans and/or Cash Collateralize Letters of Credit in accordance with Section 2.05(b)(vii), in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended less the aggregate amount of all Voluntary Prepayments during such fiscal year.”

(o) (i) If the Amendment No. 2 Funding Date occurs before December 31, 2014, then Section 2.07(a) of the Amended and Restated Credit Agreement is hereby amended by amending and restating such section as follows:

(a) (i) Tranche B Term Loans.  On each date set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Tranche B Repayment Date”), MacDermid and PAH shall pay to the Administrative Agent, for the account of the Tranche B Term Lenders, a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to the amount set forth below for such date:

Tranche B Repayment Date	Amount

September 30, 2014	$1,887,500.00
December 31, 2014	$2,216,613.92
March 31, 2015	$2,216,613.92
June 30, 2015	$2,216,613.92
September 30, 2015	$2,216,613.92
December 31, 2015	$2,216,613.92
March 31, 2016	$2,216,613.92
June 30, 2016	$2,216,613.92
September 30, 2016	$2,216,613.92
December 31, 2016	$2,216,613.92
March 31, 2017	$2,216,613.92
June 30, 2017	$2,216,613.92
September 30, 2017	$2,216,613.92
December 31, 2017	$2,216,613.92
March 31, 2018	$2,216,613.92
June 30, 2018	$2,216,613.92
September 30, 2018	$2,216,613.92
December 31, 2018	$2,216,613.92
March 31, 2019	$2,216,613.92
June 30, 2019	$2,216,613.92
September 30, 2019	$2,216,613.92
December 31, 2019	$2,216,613.92
March 31, 2020	$2,216,613.92
Tranche B Maturity Date	Remainder

To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.  All repayments pursuant to this Section 2.07(a) shall be subject to Section 3.05, but shall otherwise be without premium or penalty.

(ii) Euro Tranche Term Loans.  On each date set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Euro Tranche Repayment Date”), the Euro Tranche Term Loan Borrowers shall pay to the Administrative Agent, for the account of the Euro Tranche Term Loan Lenders, a principal amount of the Euro Tranche Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to the amount set forth below for such date:

Euro Tranche Repayment Date	Amount

September 30, 2014	N/A
December 31, 2014	€512,500

Euro Tranche Repayment Date	Amount

March 31, 2015	€512,500
June 30, 2015	€512,500
September 30, 2015	€512,500
December 31, 2015	€512,500
March 31, 2016	€512,500
June 30, 2016	€512,500
September 30, 2016	€512,500
December 31, 2016	€512,500
March 31, 2017	€512,500
June 30, 2017	€512,500
September 30, 2017	€512,500
December 31, 2017	€512,500
March 31, 2018	€512,500
June 30, 2018	€512,500
September 30, 2018	€512,500
December 31, 2018	€512,500
March 31, 2019	€512,500
June 30, 2019	€512,500
September 30, 2019	€512,500
December 31, 2019	€512,500
March 31, 2020	€512,500
Euro Tranche Maturity Date	Remainder

To the extent not previously paid, all Euro Tranche Term Loans shall be due and payable on the Euro Tranche Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.  All repayments pursuant to this Section 2.07(a) shall be subject to Section 3.05, but shall otherwise be without premium or penalty.”

(ii) If the Amendment No. 2 Funding Date occurs on or after December 31, 2014, then Section 2.07(a) of the Amended and Restated Credit Agreement is hereby amended by amending and restating such section as follows:

“(i) Tranche B Term Loans.  On each date set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Tranche B Repayment Date”), MacDermid and PAH shall pay to the Administrative Agent, for the account of the Tranche B Term Lenders, a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to the amount set forth below for such date:

Tranche B Repayment Date	Amount

September 30, 2014	$1,887,500.00
December 31, 2014	$1,887,500.00
March 31, 2015	$2,217,449.24
June 30, 2015	$2,217,449.24
September 30, 2015	$2,217,449.24

Tranche B Repayment Date	Amount

December 31, 2015	$2,217,449.24
March 31, 2016	$2,217,449.24
June 30, 2016	$2,217,449.24
September 30, 2016	$2,217,449.24
December 31, 2016	$2,217,449.24
March 31, 2017	$2,217,449.24
June 30, 2017	$2,217,449.24
September 30, 2017	$2,217,449.24
December 31, 2017	$2,217,449.24
March 31, 2018	$2,217,449.24
June 30, 2018	$2,217,449.24
September 30, 2018	$2,217,449.24
December 31, 2018	$2,217,449.24
March 31, 2019	$2,217,449.24
June 30, 2019	$2,217,449.24
September 30, 2019	$2,217,449.24
December 31, 2019	$2,217,449.24
March 31, 2020	$2,217,449.24
Tranche B Maturity Date	Remainder

To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.  All repayments pursuant to this Section 2.07(a) shall be subject to Section 3.05, but shall otherwise be without premium or penalty.

(ii) Euro Tranche Term Loans.  On each date set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Euro Tranche Repayment Date”), the Euro Tranche Term Loan Borrowers shall pay to the Administrative Agent, for the account of the Euro Tranche Term Loan Lenders, a principal amount of the Euro Tranche Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to the amount set forth below for such date:

Euro Tranche Repayment Date	Amount

September 30, 2014	N/A
December 31, 2014	N/A
March 31, 2015	€512,500
June 30, 2015	€512,500
September 30, 2015	€512,500
December 31, 2015	€512,500
March 31, 2016	€512,500
June 30, 2016	€512,500
September 30, 2016	€512,500
December 31, 2016	€512,500
March 31, 2017	€512,500
June 30, 2017	€512,500
September 30, 2017	€512,500
December 31, 2017	€512,500
March 31, 2018	€512,500

Euro Tranche Repayment Date	Amount

June 30, 2018	€512,500
September 30, 2018	€512,500
December 31, 2018	€512,500
March 31, 2019	€512,500
June 30, 2019	€512,500
September 30, 2019	€512,500
December 31, 2019	€512,500
March 31, 2020	€512,500
Euro Tranche Maturity Date	Remainder

To the extent not previously paid, all Euro Tranche Term Loans shall be due and payable on the Euro Tranche Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.  All repayments pursuant to this Section 2.07(a) shall be subject to Section 3.05, but shall otherwise be without premium or penalty.”

(p) Section 2.11(a) of the Amended and Restated Credit Agreement is hereby amended by amending and restating the second to last sentence thereof as follows:

“Each such Note shall (i) in the case of Term Loans (other than Euro Tranche Term Loans), be in the form of Exhibit J-1 and, in the case of Euro Tranche Term Loans, be in the form of Exhibit J-4 of Exhibit D to Amendment No. 2 (each, a “Term Loan Note”), (iii) in the case of Dollar Revolving Credit Loans, be in the form of Exhibit J-2 (a “Dollar Revolving Note”) and (iii) in the case of Multicurrency Revolving Credit Loans, be in the form of Exhibit J-3 (a “Multicurrency Revolving Note”).”

(q) Section 2.14(a) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “$150,000,000” in each instance that it appears with the words “$300,000,000”.

(r) Section 4.03 of the Amended and Restated Credit Agreement is hereby amended by adding the words “the Co-Documentation Agents,” after the words “the Syndication Agent,”.

(s) Article IV of the Amended and Restated Credit Agreement is hereby amended by adding the following new Section 4.08 as follows:

“4.08  Limitation on guarantee given by French Guarantors.

The guarantee given by each French Guarantor in this Article IV is subject to the following limitations:

(a) each French Guarantor shall guarantee the payment obligations under the Loan Documents of each of its direct or indirect Subsidiaries which are or become Loan Parties from time to time under the Loan Documents and incurred by those Subsidiaries (i) as Borrowers only, but not as Guarantors (if they are not Loan Parties incorporated in France) or (ii) as Borrowers and/or, subject to the provisions of paragraph (b) below, Guarantors (if they are Loan Parties incorporated in France);

(b) each French Guarantor shall guarantee the payment obligations under the Loan Documents of the other Loan Parties that are not direct or indirect Subsidiaries of such French Guarantor, provided that in such case such Guarantee shall be limited to the payment obligations of such other Loan Parties not exceeding an amount equal to the aggregate of all amounts borrowed by way of intra-group loans directly or indirectly from any other Borrower out of the proceeds of the

Loans by such other Loan Party under this Agreement and on-lent to such French Guarantor and outstanding at the date a demand is made to such French Guarantor under its guarantee hereunder (the “Maximum Guaranteed Amount”), it being understood that, notwithstanding any other provisions of this Agreement, any payment made by such French Guarantor under any guarantee hereunder in respect of the payment obligations of any other Loan Party shall immediately reduce pro tanto the amount outstanding under such intra-group loans due by such French Guarantor under such intra-group loan arrangements referred to above;

(c) for the purpose of the foregoing provisions, any French Guarantor shall, promptly following a request from the Administrative Agent or the Collateral Agent, provide to such Agent details of the total outstanding amounts on-lent to such French Guarantor, or on-lent to a direct or indirect Subsidiary incorporated in France of said French Guarantor as contemplated above;

(d) for the avoidance of doubt, any payment made by a French Guarantor under paragraph (b) of this Section 4.08 shall reduce the Maximum Guaranteed Amount;

(e) the obligations of any French Guarantor under any guarantee shall not extend to include any obligations or liabilities if to do so would constitute a breach of the financial assistance prohibitions within the meaning of Article L.225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of Article L.241-3, L.242-6 or L.244-1 of the French Code de commerce or any other Law having the same effect, as interpreted by French courts; and

(f) it is acknowledged that each French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as co-débiteur solidaire as to their obligations pursuant to the guarantee given in accordance herewith.”

(p) Article VI of the Amended and Restated Credit Agreement is hereby amended by adding the following new Section 6.26 as follows:

“Section 6.26.  Borrowers. Each Borrower (other than NAIP) is a resident for tax purposes only in its jurisdiction of incorporation. NAIP shall be treated as an entity disregarded from its owner for U.S. federal income tax purposes, and its owner shall not be a United States person as such term is defined under Section 7701(a)(30) of the Code.”

(q) Section 7.11 of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.11   Use of Proceeds.  Use the proceeds of the (i) Tranche B Term Loans incurred on the Closing Date, solely to refinance the Existing Indebtedness, to finance payment by MacDermid of the Specified Cash Distribution (as defined in the Existing First Lien Credit Agreement) and to pay fees and expenses related to the Transaction and (ii) Tranche B Term Loans and Euro Tranche Term Loans incurred on the Amendment No. 2 Funding Date solely to finance payment of the Chemtura Acquisition and to pay fees and expenses related to the Chemtura Acquisition.  The Revolving Credit Borrowers will use the proceeds of the Revolving Loans for general corporate purposes.  The Revolving Credit Borrowers shall be entitled to request the issuance of Letters of Credit to support payment obligations incurred in the ordinary course of business.”

(r) Article VII of the Amended and Restated Credit Agreement is hereby amended by adding the following new Section 7.19 as follows:

“Section 7.19.  Borrowers. The Borrowers shall not change their residence for Tax purposes. NAIP shall retain its status as an entity disregarded from its owner for U.S. federal income tax purposes, and its owner shall not be a United States person as such term is defined under Section 7701(a)(30) of the Code.”

(s) Section 8.01(d) of the Amended and Restated Credit Agreement is hereby amended by (i) replacing the words “$20,000,000” with the words “$60,000,000”.

(t) Section 8.01(f) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “(i) $75,000,000 and (ii) 40% of Consolidated EBITDA” with the words “(i) $120,000,000 and (ii) 40% of Consolidated EBITDA”.

(u) Section 8.02(h) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “(x) $25,000,000 and (y) 17% of Consolidated EBITDA” with the words “(x) $50,000,000 and (y) 17% of Consolidated EBITDA”.

(v) Section 8.02(k) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “ (x) $80,000,000 and (y) 50% of Consolidated EBITDA” with the words “of (x) $150,000,000 and (y) 50% of Consolidated EBITDA”.

(w) Section 8.02(n) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “(x) $75,000,000 and (y) 50% of Consolidated EBITDA” with the words “(i) $150,000,000 and (ii) 50% of Consolidated EBITDA”.

(x) Section 8.02 of the Amended and Restated Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (p) thereof, (ii) replacing the period at the end of clause (q) thereof with “;” and (iii) inserting the new clause (r) as follows:

 “(r) Indebtedness arising under Factoring Arrangements in an aggregate outstanding principal amount not to exceed $60,000,000.”

(y) Section 8.05(j) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “(x) $50,000,000 and (y) 33% of Consolidated EBITDA” with the words “(i) $100,000,000 and (ii) 33% of Consolidated EBITDA”.

(z) Section 8.05(m) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “$50,000,000” with the words “$100,000,000”.

(aa) Section 9.01(f) of the Amended and Restated Credit Agreement is hereby amended by adding the words “or, with respect to a Dutch Loan Party, the occurrence of a Dutch Insolvency Event” before the words “; or”.

(bb) Section 10.06 of the Amended and Restated Credit Agreement is hereby amended by adding the words “, the Co-Documentation Agents” after the words “the Syndication Agent” in both places those words appear.

(cc) Section 10.10 of the Amended and Restated Credit Agreement is hereby amended by replacing the words “Arranger and the Syndication Agent” with the words “Arranger, the Syndication Agent and the Co-Documentation Agents”.

(dd) Section 11.02(c) of the Amended and Restated Credit Agreement is hereby amended by replacing the words “Arranger or the Syndication Agent” with the words “Arranger, the Syndication Agent or the Co-Documentation Agents” in both places those words appear.

(ee) Sections 11.04(a), (b) and (c) of the Amended and Restated Credit Agreement is hereby amended by adding the words “the Co-Documentation Agents,” after the words “Syndication Agent,” in both places those words appear.

(ff) Article XI of the Amended and Restated Credit Agreement is hereby amended by amending and restating Section 11.22  in its entirety as follows:

“Section 11.22.  Power of Attorney.

If a party to this Agreement is represented by an attorney or attorneys in connection with the execution of this Agreement or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Netherlands law, such choice of law is hereby accepted by the other party in accordance with article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.”

(gg) Article XI of the Amended and Restated Credit Agreement is hereby amended by adding the following new Section 11.25 as follows:

“Section 11.25.  Parallel Debt. (a) For the purpose of ensuring the validity and enforceability of any right of pledge governed by Netherlands law, each Parallel Debt Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to, and in the currency or currencies of, its Obligations.

(b)           The Parallel Debt of each Parallel Debt Loan Party (i) shall become due and payable at the same time as its Obligations and (ii) is independent and separate from, and without prejudice to, its Obligations.

(c)           For purposes of this Section 11.25, the Collateral Agent: (i) is the independent and separate creditor of each Parallel Debt; (ii) acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held on trust; and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)           The Parallel Debt of a Parallel Debt Loan Party shall be (i) decreased to the extent that its Obligations have been irrevocably and unconditionally paid or discharged and (ii) increased to the extent to that its Obligations have increased, and the Obligations of a Parallel Debt Loan Party shall be (A) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (B) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Parallel Debt Loan Party shall never exceed its Obligations.

(e)           All amounts received or recovered by the Collateral Agent in connection with this Section, to the extent permitted by applicable law, shall be applied in accordance with terms of this Agreement.”

(hh) Article XI of the Amended and Restated Credit Agreement is hereby amended by adding the following new Section 11.26 as follows:

“Section 11.26.  VAT.  (a)           All amounts expressed to be payable under any Loan Document by any Party to any of the Administrative Agent, a Lender or the Issuing Bank (a “Recipient”) which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 11.26(b) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under any Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT upon receipt of an appropriate VAT invoice issued by such Recipient to that Party but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(b) (b)      If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiver”) under any Loan Document, and any Party other than the Receiver (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration) where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiver must (where this Section 11.26(b) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiver receives from the relevant tax authority which the Receiver reasonably determines relates to the VAT chargeable on that supply.

(c) Where a Loan Document requires any Loan Party to reimburse or indemnify the Administrative Agent, a Lender or the Issuing Bank for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) the Administrative Agent, such Lender or the Issuing Bank for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Administrative Agent, such Lender or the Issuing Bank determines, in its sole discretion, that it or an Affiliate is entitled to credit or repayment in respect of such VAT from the relevant tax authority.”

(d)           In relation to any supply made by a Recipient to any Party under any Loan Document, if reasonably requested by such Recipient, that Party must promptly provide such Recipient with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.”

(ii) The Amended and Restated Credit Agreement is hereby amended by (i) amending and restating Exhibits A, B, C, I, J-1, J-2, J-3, K and L in their entirety in the form attached hereto as Exhibit D and (ii) adding an Exhibit J-4 in the form set forth on Exhibit D.

(jj) The Amended and Restated Credit Agreement is hereby amended by adding the new Schedule 1.01(h) which shall be substantially consistent with the terms set forth on Exhibit E.

SECTION 3. Representations and Warranties.  The Borrowers and the Loan Parties represent and warrant to the Agent, the L/C Issuer, and the Lenders as of the Amendment No. 2 Effective Date that:

(a) The execution, delivery and performance by each Loan Party of this Amendment, the Amended and Restated Credit Agreement, and each Collateral Document or other document executed in connection therewith to which such Person is or is to be a party, and the consummation of the transactions contemplated herein and therein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law that would adversely affect the rights of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(b) This Amendment, the Amended and Restated Credit Agreement and each Collateral Document or other document executed in connection herewith or therewith has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Amendment, the Amended and Restated Credit Agreement and each Collateral Document or other document executed in connection therewith constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto and thereto in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) (i) (x) before giving effect to this Amendment, no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing (other than the Original EODs (as defined below)) and (y) after giving effect to this Amendment, no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing and (ii) all representations and warranties of Holdings, each Borrower and each other Loan Party contained in Article VI or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d) Neither the amendment and restatement of the Credit Agreement effected on the Amendment No. 2 Effective Date pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (a) impairs (or will impair as of the Amendment No. 2 Effective Date) the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as defined in the Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of the Obligations (as defined in the Credit Agreement), whether heretofore or hereafter incurred or (b) requires (or will require as of the Amendment No. 2 Effective Date) that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens (other than any filings in connection with the addition of new Loan Parties).

SECTION 4. Conditions to Effectiveness of this Amendment.  This Amendment shall become a binding agreement of the parties hereto and the amendments set forth in Section 1 (including the Amended and Restated Credit Agreement), the agreements set forth in Section 14 and the waiver set forth in Section 15 shall each become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions is satisfied or waived:

(a) The Administrative Agent shall have received from (i) the L/C Issuer, (ii) Lenders constituting the Required Lenders (as defined in the Credit Agreement) and Majority Facility Lenders in respect of the Revolving Credit Facility (as defined in the Credit Agreement) on the Amendment No. 2 Effective Date and (iii) each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party;

(b) (x) At the time of this Amendment, no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing (other than the Original EODs) and (y) after giving effect to this Amendment, no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing;

(c) The Administrative Agent shall have received a closing certificate from a secretary or assistant secretary of each of PSP and MacDermid and each Loan Party, in each case, certifying as to (i) resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrowers and each Loan Party authorizing the execution, delivery and performance of the Amendment (and the Loan Documents or other documents executed in connection therewith or herewith in each case as amended on the Amendment No. 2 Effective Date), (ii) copies of organizational documents (or, if applicable, a certification that that there has been no change to such entity’s organizational documents previously delivered to the Administrative Agent on October 31, 2013 and such organizational documents remain in full force and effect as of the Amendment No. 2 Effective Date), (iii) incumbency and specimen signatures of each officer executing any Loan Document on behalf of the Borrowers and each Loan Party and (iv) the good standing of the Borrowers and each Loan Party;

(d) The Borrowers shall have paid (i) to the Administrative Agent all out-of-pocket costs and expenses of the Administrative Agent required in connection with this Amendment pursuant to Section 11.04 of the Credit Agreement and (ii) to the Collateral Agent and the Administrative Agent all reasonable and documented out-of-pocket costs, expenses and fees (including any payment of fees separately agreed to by PSP and the Administrative Agent) that are due on or before to the Amendment No. 2 Funding Date, including expenses associated with the arrangement, negotiation and preparation of this Amendment, and the reasonable and documented fees, disbursements and other charges of one firm of counsel, Latham & Watkins LLP, plus one local counsel in each appropriate jurisdiction;

(e) The Administrative Agent shall have received the Amended and Restated Credit Agreement, dated and executed by a duly authorized officer of the Borrowers and each Loan Party that is party thereto;

(f) The representations and warranties set forth in Section 3 of this Amendment shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(g) In consideration for this Amendment, the Borrowers shall have paid to the Administrative Agent, all fees payable to the Consenting Lenders then payable pursuant to Section 12 hereof.

Each party hereto agrees that their respective signatures to this Amendment, once delivered, are irrevocable and may not be withdrawn.

SECTION 5. Conditions to Effectiveness of Amendments to the Amended and Restated Credit Agreement. Notwithstanding anything contained herein or in any other Loan Document, the effectiveness of the Amendments set forth in Section 2 (including the agreements set forth in Section 16), shall be subject to prior or concurrent satisfaction of the following conditions on or before the Effective Date (as defined below) (the date on which such conditions are satisfied, the “Amendment No. 2 Funding Date”):

(a) The Acquisition shall have been consummated no later than 11:59 pm (New York Time) on January 31, 2015 (the “Effective Date”), in accordance with the terms of the Acquisition Agreement (provided, that no amendment, modification or waiver of any term thereof or any condition to your or the Borrower’s obligation to consummate the Acquisition thereunder (other than any such amendment, modification or waiver that is not materially adverse to any interest of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Administrative Agent);

(b) The Borrowers shall have paid (i) to the Administrative Agent (x) all out-of-pocket costs and expenses of the Administrative Agent required in connection with this Amendment pursuant to Section 11.04 of the Amended and Restated Credit Agreement, (y) all accrued and unpaid fees pursuant to Sections 2.09 of the Amended and Restated Credit Agreement that are due on or before the Amendment No. 2 Closing Date and (z) all accrued and unpaid interest on the aggregate principal amount of the outstanding Loans under the Credit Agreement up to, but excluding, the Amendment No. 2 Funding Date and (ii) to the Collateral Agent and the Administrative Agent all reasonable and documented out-of-pocket costs, expenses and fees (including any payment of fees separately agreed to by PSP and the Administrative Agent) that are due on or before to the Amendment No. 2 Closing Date, including expenses associated with the arrangement, negotiation and preparation of this Amendment, and the reasonable and documented fees, disbursements and other charges of one firm of counsel, Latham & Watkins LLP, plus one local counsel in each appropriate jurisdiction;

(c) The Administrative Agent shall have received a closing certificate from a secretary or assistant secretary of each of PSP and MacDermid, an officer (or equivalent authorized party) of each Loan Party and each Restricted Subsidiary listed on Schedule 3 hereto (or, in the case of a Restricted Subsidiary with its jurisdiction of organization or formation in the Netherlands, a member of its managing board (or any other number of managing directors as required under such entity’s organizational documents or a person authorized to represent such entity pursuant to a power of attorney)), in each case, certifying as to (i) resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrowers, each Loan Party and each Restricted Subsidiary listed on Schedule 3 hereto authorizing the execution, delivery and performance of the Amendment (and the Loan Documents or other documents executed in connection therewith or herewith in each case as amended on the Amendment No. 2 Funding Date), (ii) copies of organizational documents (or, if applicable, a certification that that there has been no change to such entity’s organizational documents previously delivered to the Administrative Agent on October 31, 2013 or the Amendment No. 2 Effective Date, as

applicable, and such organizational documents remain in full force and effect as of the Amendment No. 2 Funding Date), (iii) incumbency and specimen signatures of each officer (or equivalent authorized party for such Person) executing any Loan Document on behalf of the Borrowers and each Loan Party and each Restricted Subsidiary listed on Schedule 3 hereto and (iv) the good standing of the Borrowers and each Loan Party and each Restricted Subsidiary listed on Schedule 3 hereto (to the extent that the jurisdiction of organization of such Loan Party has a good standing concept and it is customary to obtain such documentation in such jurisdiction for financing transactions);

(d) The Administrative Agent shall have received the executed legal opinions of (i) Kane Kessler, P.C., counsel to Holdings, PSP, the Borrowers organized in the United States and, to the limited extent New York law is applicable, the other Loan Parties, as customary for transactions of this type, which shall be in form and substance reasonably satisfactory to the Administrative Agent, (ii) each local counsel to Holdings, PSP, the Borrowers, the other Loan Parties which shall be in form and substance satisfactory to the Administrative Agent in the jurisdictions listed on Schedule 1 and (iii) each counsel to each of the Restricted Subsidiaries listed on Schedule 3 which shall be in form and substance satisfactory to the Administrative Agent in the jurisdictions listed on Schedule 3;

(e) PSP shall cause each Restricted Subsidiary set forth on Schedule 3, with due observance of Section 7.12 and 7.15 of the Amended and Restated Credit Agreement, to become a Guarantor and a Loan Party by (i) duly executing and delivering, and causing each such Restricted Subsidiary to duly execute and deliver, each of the documents, agreements and other instruments set forth next to such Restricted Subsidiary’s name on Schedule 3 and (ii) taking, and causing each such Restricted Subsidiary to take, all actions set forth next to such Restricted Subsidiary’s name on Schedule 3, in each case in clauses (i) and (ii), not later than the dates for the relevant documents, agreements, instruments and actions and the relevant Restricted Subsidiary set forth on Schedule 3 (or, in each case, such later date as the Administrative Agent may agree in its sole discretion);

(f) The Administrative Agent shall have received a certificate from a financial officer of the Borrowers (or, in the case of Borrower with its jurisdiction of organization or formation in the Netherlands, a member of its managing board (or any other number of managing directors as required under such entity’s organizational documents or a person authorized to represent such entity pursuant to a power of attorney)) which shall be in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, immediately before and after giving effect to the Acquisition and the other transactions set forth in this Amendment, the Borrowers and their respective Subsidiaries, taken as a whole, are Solvent (as defined in the Credit Agreement and Amended and Restated Credit Agreement);

(g) The Administrative Agent shall have received from each New USD Term Loan Lender, New Dollar Revolving Credit Lender, New Multicurrency Revolving Credit Lender Euro Term Loan Lender, the US Co-Borrower and the BV Borrower, a counterpart of this Amendment signed on behalf of such party substantially in the form attached hereto as Exhibit G or Exhibit H hereto, as applicable.

(h) The Administrative Agent shall have received (I) mortgage amendments reflecting the amendment of the Obligations contemplated hereby (the “Mortgage Amendments”), each in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Mortgaged Property, each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion (based on advice reasonably satisfactory to the Administrative Agent of local counsel in the state in which the applicable Mortgaged Property is located) that Mortgage Amendments are not required in order to secure the Borrowers’ Obligations as modified hereby; (II) Title searches with respect to each Mortgaged Property and, in connection with any Mortgage Amendment delivered pursuant to clause (I) above and to the extent available at commercially reasonable rates in the jurisdiction in which the applicable Mortgaged Property is located, date-down, modification, so-called “non-impairment” or other endorsements reasonably satisfactory to the Administrative Agent with respect to the applicable title insurance policy, each in form and substance reasonably satisfactory to Administrative Agent,  (III) advice of local counsel to the Borrower with respect to each Mortgage Amendment, in form (which may be by email) and substance reasonably satisfactory to the Administrative Agent, (IV) at least five (5) Business Days before the Amendment No. 2 Funding Date, a completed standard “life of loan” flood hazard determination form for each Domestic Mortgaged Property, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (A) a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 (collectively, the “Flood Laws”) is not available because the applicable community does not participate in the NFIP, (B) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (C) if Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent and in compliance with the Flood Laws;

(i) The Administrative Agent shall have received a copy of the Debt Allocation Agreement substantially in the form attached hereto as Exhibit B, duly executed by each of the parties thereto;

(j) The Administrative Agent shall have received copies of recent Lien and judgment searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties and each Restricted Subsidiary listed on Schedule 3 hereto;

(k) Each (i) New USD Term Loan Lender, New Multicurrency Revolving Credit Lender and New Dollar Revolving Credit Lender as applicable, shall have received, if requested at least two Business Days in advance of the Amendment No. 2 Funding Date, a Term Loan Note or Revolving Credit Note, as applicable, payable to the order of such New USD Term Loan Lender, New Multicurrency Revolving Credit Lender or New Dollar Revolving Credit Lender, as applicable, duly executed by MacDermid and PSP and (ii) Euro Term Loan Lender, shall have received, if requested at least two Business Days in advance of the Amendment No. 2 Funding Date, a promissory note in the form attached hereto as Exhibit J-4 to Exhibit D payable to the order of such Euro Term Loan Lender duly executed by the Euro Borrower.

(l) The Lenders (including the New USD Term Loan Lender, New Dollar Revolving Credit Lender, New Multicurrency Revolving Credit Lender Euro Term Loan Lender) shall have received, sufficiently in advance of the Amendment No. 2 Funding Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

(m) The Borrowers shall give the Administrative Agent irrevocable notice prior to (i) 11:00 A.M., New York City time, two Business Days prior to the anticipated Amendment No. 2 Funding Date in the case of Base Rate Loans and (ii) 11:00 A.M., New York City time, three Business Days prior to the anticipated Amendment No. 2 Funding Date in the case of Eurocurrency Rate Loans) requesting that (i) each New USD Term Loan Lender make the New USD Term Loans on the requested funding date and specifying the amount to be borrowed and (ii) Euro Term Loan Lender make the New Euro Term Loans on the requested funding date and specifying the amount to be borrowed.

(n) Barclays shall have received all fees due and payable by PSP and/or MacDermid to Barclays on the Amendment No. 2 Funding Date as separately agreed to by such parties and PSP and/or MacDermid shall have paid any other fees separately agreed that are due and payable on the Amendment No. 2 Funding Date.

(o) The Administrative Agent shall have received a certificate from a Responsible Office of the Borrowers certifying which shall be in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, (i) immediately before and after giving effect to the Acquisition and the other transactions set forth in this Amendment (including the incurrence of Loans under the New USD Term Facility, New Euro Term Facility, New Multicurrency Revolving Credit Lender and New Dollar Revolving Credit Facility) (collectively, the “Transactions”), no Default or Event of Default under Section 9.01(a), (f) or (g) shall have occurred and be continuing,  (ii) the Specified Representations (as defined below) and Acquired Business Representations (as defined below) are true and correct as of the Amendment No. 2 Funding Date, and (iii) after giving effect to the Transactions, PSP and its Subsidiaries (including the Acquired Business) shall have outstanding no indebtedness other than (a) the loans and other extensions of credit under the Amended and Restated Credit Agreement, the New USD Term Facility, the New Euro Term Facility, New Multicurrency Revolving Credit Lender and the New Dollar Revolving Credit Facility and (b) any other indebtedness permitted pursuant to the Amended and Restated Credit Agreement, the Acquisition Agreement or the Loan Documents.

(p) The Administrative Agent shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Business  for the 2012 and 2013 fiscal years (b) unaudited consolidated statements of income of the Acquired Business in a form substantially similar to the “Hyperion P&L” statements contained in the online data room (items 3.2.29.1 and 3.2.29.2) for each month subsequent to the most recent audit delivered pursuant to (a) above, and ended 45 days or more prior to the Amendment No. 2 Funding Date and (c) a pro forma consolidated statement of income for MacDermid as of and for the twelve month period ending on the last day of the most recently completed fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) above, so long as such recently complete fiscal period is a calendar quarter end, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period, which shall be on a combined and/or consolidated basis consistent with the historic financial statements used in such pro forma financial statements.

(q) The Amendment No. 2 Effective Date shall have occurred.

(r) Since December 31, 2012, there shall not have occurred a Business Material Adverse Effect (as defined below).

For purposes hereof, “Specified Representations” means the representations and warranties in Article VI of the Amended and Restated Credit Agreement relating to corporate existence and good standing, requisite power and authority to enter into the Loan Documents (including this Amendment), due authorization, execution, delivery and enforceability of the Loan Documents (including this Amendment); no conflicts of the Loan Documents (including this Amendment) with the organizational documents, any material debt agreement or material applicable law; environmental compliance; insurance; taxes; no litigation to enjoin the funding of the of Loans under the New USD Term Facility, New Euro Term Facility, New Multicurrency Revolving Credit Lender and New Dollar Revolving Credit Facility; no default; accuracy and completeness of historical financial statements; Investment Company Act; FCPA; OFAC; margin stock; solvency of the Borrowers and their respective Subsidiaries on a consolidated and pro forma basis for the Chemtura Acquisition and the financing thereof; senior indebtedness; and Patriot Act.

For purposes hereof, “Acquired Business Representations” means, with respect to the Acquired Business, the representations made by or with respect to the Acquired Business in the Acquisition Agreement that are material to the interests of the Lenders and which the breach thereof will excuse PSP and MacDermid (or any of their affiliates) from their obligations to consummate the Acquisition.

For purposes hereof, “Business Material Adverse Effect” means any change or effect that, individually or in the aggregate, has had a material adverse effect on the assets, results of operations or financial condition of the Business, taken as a whole; provided that changes or effects, alone or in combination, that arise out of or result from the following, individually or in the aggregate, shall not be considered when determining whether a Business Material Adverse Effect has occurred: (a) changes in economic conditions, financial or securities markets in general, including any changes in interest or exchange rates, or the industries and markets (including with respect to commodity prices) in which the Business is operated or in which products of the Business are used or distributed, including increases in operating costs (except to the extent such change has a materially disproportionate adverse effect on the Business as compared to other companies which operate in the same industries as the Business), (b) any change in Laws, GAAP or any other generally accepted accounting principles applicable to the Business, or the enforcement or interpretation thereof, applicable to the Business (except to the extent such change has a materially disproportionate adverse effect on the Business  as compared to other companies which operate in the same industries as the Business), (c) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Purchaser or its Affiliates and including any actions by customers, suppliers or personnel, (d) acts of God (including any hurricane, flood, tornado, earthquake or other natural disaster or any other force majeure event), calamities, national or international political or social conditions, including acts of war, sabotage, the engagement by the United States in hostilities, whether commenced before or after the date hereof, or the occurrence of any military attack or terrorist act upon the United States or any escalation or worsening of any of the foregoing, (e) the failure, in and of itself, to achieve any projections, forecasts, estimates, performance metrics or operating statistics (whether or not shared with Purchaser) (it being understood that this clause (e) shall not exclude the facts or circumstances giving rise to such failure to the extent such facts or circumstances would otherwise constitute a Business Material Adverse Effect) or (f)  the taking of any action required by, or the failure to act to the extent such action is specifically prohibited by, the Acquisition Agreement or any Transaction Document. Capitalized terms used in this definition but not defined herein are used with the meaning assigned to them in the Acquisition Agreement.

The Parties hereto agree that Schedule 3 to this Amendment may be modified to reflect changes to the entities listed thereon, including revisions to the legal names, and deletions and additions to such list of entities to reflect the final organizational structure of PSP and its Subsidiaries after giving effect to the Acquisition and to reflect agreements set forth in the Agreed Security Principles.

It is understood and agreed that, in the event that the conditions set forth above shall not be satisfied by the Effective Date (as defined above), the Amendments provided for in Section 2 shall not become effective and Lender consent therefor shall immediately and automatically be revoked.

SECTION 6. Counterparts.  This Amendment and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or e-mail of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 7. Applicable Law.  THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 8. Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuer, or the Agents under the Credit Agreement or any other Loan Document (each as defined in the Credit Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents (as defined in the Credit

Agreement) executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), but a modification thereof pursuant to the terms contained herein.  As of (i) the Amendment No. 2 Effective Date, each reference in the Credit Agreement and the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended and restated hereby and (ii) Amendment No. 2 Funding Date, each reference in the Amended and Restated Credit Agreement  to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby and the Security Agreement as amended hereby, as applicable, and this Amendment and each of the Credit Agreement and the Security Agreement shall be read together and construed as a single instrument.  Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 2 Effective Date or Amendment No. 2 Funding Date, as applicable.  This Amendment shall constitute a Loan Document (as defined in the Credit Agreement, both before and after giving effect to the amendment thereof hereby).

(b) On the Amendment No. 2 Funding Date, each New USD Term Loan Lender, New Dollar Revolving Credit Lender, New Multicurrency Revolving Credit Lender and Euro Term Loan Lender, in each case, if not already a Lender immediately prior to the Amendment No. 2 Funding Date, shall, as applicable, (i) become a “Lender”, and in the case of any New Dollar Revolving Credit Lender or New Multicurrency Revolving Credit Lender, a “Revolving Credit Lender” and, in the case of any Euro Term Loan Lender or New USD Term Loan Lender, a “Term Loan Lender”, in each case, for all purposes of the Credit Agreement and the other Loan Documents, (ii) have the “Tranche B Term Loan Commitment” set forth on such New USD Term Loan Lender’s signature page hereto be a “Tranche B Term Loan Commitment”  under the Credit Agreement and such New USD Term Loan Lender’s New USD Term Loans be “Tranche B Term Loans” under the Credit Agreement, (iii) have the “Dollar Revolving Credit Commitment” set forth on such New Dollar Revolving Credit Lender’s signature page hereto be a “Dollar Revolving Credit Commitment”  under the Credit Agreement, (iv) have the “Multicurrency Revolving Credit Commitment” set forth on such New Multicurrency Revolving Credit Lender’s signature page hereto be a “Multicurrency Revolving Credit Commitment”  under the Credit Agreement and (v) have the “Euro Tranche Term Loan Commitment” set forth on such Euro Term Loan Lender’s signature page hereto be a “New Term Loan Commitment”  under the Credit Agreement and such Euro Term Loan Lender’s New Euro Term Loans be “New Term Loans” and “Term Loans” under the Credit Agreement; and

(c) Except as provided herein, the New USD Term Loans and New Euro Term Loans shall be treated as Term Loans for all purposes under the Credit Agreement, including without limitation with respect to maturity, prepayments, repayments, interest rate and other economic terms. Notwithstanding anything in the Credit Agreement to the contrary, the initial Interest Period with respect to New USD Term Loans shall commence on the Amendment No. 2 Funding Date and end on the date(s) necessary (as determined by the Administrative Agent) to ensure that all such New USD Term Loans are included in each

Borrowing of outstanding Term Loans on a pro rata basis. The Administrative Agent is hereby authorized to take all actions as may be reasonably necessary to ensure that all such New USD Term Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

SECTION 10. Affirmation.  Each Loan Party (i) reaffirms its obligations under the Loan Documents to which it is a party, (ii) acknowledges and agrees that all of its obligations under the Security Agreement and the other Collateral Documents to which it is party are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and its guarantees made pursuant to the Guaranty and (iv) confirms that its guarantee under the Guaranty ((x) prior to the Amendment No. 2 Effective Date, as defined in the Credit Agreement and, after the Amendment No. 2 Effective Date, as defined in the Amended and Restated Credit Agreement and (y) prior to the Amendment No. 2 Funding Date, as defined in the Amended and Restated Credit Agreement and, after the Amendment No. 2 Funding Date, as defined in the Amended and Restated Credit Agreement (as amended hereby)) and its obligations under any other Collateral Document ((x) prior to the Amendment No. 2 Effective Date, as defined in the Credit Agreement and, after the Amendment No. 2 Effective Date, as defined in the Amended and Restated Credit Agreement and (y) prior to the Amendment No. 2 Funding Date, as defined in the Amended and Restated Credit Agreement and, after the Amendment No. 2 Funding Date, as defined in the Amended and Restated Credit Agreement (as amended hereby)), as applicable, shall apply to the Borrowers’ and the US Co-Borrower and BV Borrower obligations under the Amended and Restated Credit Agreement (including as amended hereby).

SECTION 11. Submission to Jurisdiction; WAIVERS OF JURY TRIAL.  Section 11.16(b) and (c) of the Amended and Restated Credit Agreement is hereby incorporated by reference herein.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12. Consent Fees. The Borrowers hereby covenant and agree that, concurrently with the Amendment No. 2 Effective Date, they shall pay to the Administrative Agent on account of each Lender (the “Consenting Lenders”) that has executed and delivered a counterpart thereof to the Administrative Agent (or its designee) on or prior to 5:00 p.m. prevailing New York city time on July 31, 2014 (the “Deadline”), a fee equal to 0.25% of the outstanding Term Loans and used and unused Revolving Credit Commitments held by such Consenting Lender as of Amendment No. 2 Effective Date (such fees, the “Consent Fees”). The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). Once paid, no Consent Fees shall be refundable under any circumstances.  For the avoidance of doubt, no Consent Fee shall be payable to any Lender that does not consent to this Amendment prior to the Deadline.

SECTION 13. FATCA.

(a) The Borrowers have determined, based on advice of their tax advisor, that this Amendment (together with any relevant prior amendment) should not constitute a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3(e).

Pursuant to Section 11.14(c) of the Credit Agreement, the Borrowers and the Administrative Agent request each Foreign Lender to provide documentation on or before the Amendment No. 2 Effective Date to allow the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

SECTION 14. Additional Agreements.

(a) The parties hereto agree that satisfaction and compliance by PSP and its Subsidiaries’ with the requirements set forth on Schedule 3 hereto (in each case, by the applicable deadline set forth therein), as may be amended from time to time as provided herein, will be deemed to satisfy any requirement (and related deadline) relating to collateral deliverables and/or guaranty deliverables set forth in Section 7.12 of the Credit Agreement and the Amended and Restated Credit Agreement and the Pledge and Security Agreement (both before and after giving effect to the Amendment No. 2 Funding Date) with respect to each of the Restricted Subsidiaries set forth on Schedule 3 hereto.

(b) Each of PSP and MacDermid hereby (i) designate MacDermid Chemical Industries Argentina, Inc. a Non-Qualified Subsidiary (as defined in the Credit Agreement) and an Immaterial Subsidiary (as defined in the Amended and Restated Credit Agreement) and (ii) certifies that MacDermid Chemical Industries Argentina, Inc. satisfies the requirements of a Non-Qualified Subsidiary (as defined in the Credit Agreement) and an Immaterial Subsidiary (as defined in the Amended and Restated Credit Agreement), in each case, on and as of the Amendment No. 2 Effective Date (collectively, the “Designation”).  The parties hereto agree to the Designation on the Amendment No. 2 Effective Date.

(c) The Lenders party hereto (including each New USD Term Loan Lender, New Dollar Revolving Credit Lender, New Multicurrency Revolving Credit Lender and Euro Term Loan Lender) hereby authorize the Administrative Agent to enter into the Debt Allocation Agreement on the Lenders’ behalf on the Amendment No. 2 Funding Date.

SECTION 15. Waiver. Each of PSP and MacDermid hereby certify that (i) immediately prior to its liquidation and dissolution, Sextant, Inc. satisfied the requirements of a Non-Qualified Subsidiary (as defined in the Credit Agreement) and an Immaterial Subsidiary (as defined in the Amended and Restated Credit Agreement) and (ii) Sextant, Inc., a Connecticut corporation was dissolved on December 31, 2013 (the “Dissolution”).  The Loan Parties and the Required Lenders acknowledge and agree that a Default and Event of Default arose in connection with the Loan Parties’ noncompliance with Sections 7.05(a) and Section 7.03(a) of the Credit Agreement (collectively, the “Original EODs”) by effecting the Dissolution.  Effective as of the Amendment No. 2 Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement, the Amended and Restated Credit Agreement or any other Loan Document, the Required Lenders hereby waive the Original EODs, which waiver shall have retroactive effect to the time of the occurrence thereof, such that the Original EODs shall be deemed to never have occurred.

SECTION 16.  On the Amendment No. 2 Funding Date, (i) each USD Term Loan Lender agrees to fund the amount set forth under “Tranche B Term Loan Commitment” on its signature page hereto, (ii) each Euro Term Loan Lender agrees to fund the amount set forth under “Euro Tranche Term Loan Commitment” on its signature page hereto, (iii) each New Dollar Revolving Credit Lender agrees to extend Dollar Revolving Credit Commitment in the amount the amount set forth under “Dollar Revolving Credit Commitment” on its signature page hereto and (iv) each New Multicurrency Revolving Credit Lender agrees to extend Multicurrency Revolving Credit Commitment in the amount the amount set forth under “Multicurrency Revolving Credit Commitment” on its signature page hereto.

 [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MACDERMID HOLDINGS, LLC

By:  /s/ Frank J. Monteiro
Name:         Frank J. Monteiro
Title:	Chief Financial Officer

MACDERMID, INCORPORATED

By:  /s/ Frank J. Monteiro
Name:         Frank J. Monteiro
Title:	Chief Financial Officer
and Senior Vice President

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:  /s/ Frank J. Monteiro
Name:         Frank J. Monteiro
Title:	Chief Financial Officer
and Senior Vice President

PLATFORM DELAWARE HOLDINGS, INC.

By:  /s/ Frank J. Monteiro
Name:         Frank J. Monteiro
Title:	Chief Financial Officer
and Secretary

[Amendment No. 2 – Signature Page]

AUTOTYPE HOLDINGS (USA) INC.
BAYPORT CHEMICAL SERVICE, INC.
CANNING GUMM, LLC
ECHO INTERNATIONAL, INC.
MACDERMID ANION, INC.
MACDERMID ACUMEN, INC.
MACDERMID AUTOTYPE INCORPORATED
MACDERMID BRAZIL, INC.
MACDERMID GROUP, INC.
MACDERMID HOUSTON, INC.
MACDERMID INTERNATIONAL INVESTMENTS LLC
MACDERMID INVESTMENT CORP.
MACDERMID OFFSHORE SOLUTIONS, LLC
MACDERMID OVERSEAS ASIA LIMITED
MACDERMID PRINTING SOLUTIONS ACUMEN, INC.
MACDERMID PRINTING SOLUTIONS, LLC
MACDERMID PUBLICATION & COATING PLATES, LLC
MACDERMID SOUTH AMERICA, INCORPORATED
MACDERMID SOUTH ATLANTIC, INCORPORATED
MACDERMID TEXAS, INC.
MACDERMID US HOLDINGS, LLC
MRD ACQUISITION CORP.
NAPP PRINTING PLATE DISTRIBUTION, INC.
NAPP SYSTEMS INC.
SPECIALTY POLYMERS, INC.
W. CANNING INC.
W. CANNING LTD.
W. CANNING USA, LLC

By:  /s/ Frank J. Monteiro
Name:  Frank J. Monteiro
Title:    President

[Amendment No. 2 – Signature Page]

DYNACIRCUITS, LLC

By:     MacDermid, Incorporated, its member

By:  /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   Chief Financial Officer
and Senior Vice President

By:     Echo International, Inc., its member

By:  /s/ Frank J. Monteiro
Name:   Frank J. Monteiro
Title:     President

MACDERMID INTERNATIONAL PARTNERS

By:	MacDermid, Incorporated, its partner

By:  /s/ Frank J. Monteiro
Name:   Frank J. Monteiro
Title:     Chief Financial Officer
and Senior Vice President

By:      MacDermid Overseas Asia Limited, its partner

By:  /s/ Frank J. Monteiro
Name:     Frank J. Monteiro
Title:       President

[Amendment No. 2 – Signature Page]

BARCLAYS BANK PLC, as Agent, L/C Issuer and a Lender

By:	/s/ Kevin Crealese
Name: Kevin Crealese Title: Managing Director

[Amendment No. 2 – Signature Page]